Tidal Trust IV 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 48 and Amendment No. 50 to the Registration Statement on Form N-1A of Tidal Trust IV with respect to VegaShares AI Advanced Chip Packaging ETF, VegaShares AI Inference Infrastructure ETF and VegaShares AI On-Devices ETF, each a series of shares of Tidal Trust IV, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 28, 2026